Exhibit 99.2

Unaudited pro forma consolidated financial information

The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements and Roche Carolina, Inc.’s historical consolidated financial statements as adjusted to give effect to the February 1, 2017 acquisition of Roche Carolina, Inc. The unaudited pro forma consolidated statements of operations for the three months ended January 31, 2017 and the twelve months ended October 31, 2016 give effect to the acquisition of Roche Carolina, Inc. as if it had occurred on November 1, 2015. The unaudited pro forma consolidated balance sheet as of January 31, 2017 gives effect to the acquisition of Roche Carolina, Inc. as if it had occurred on January 31, 2017. These pro forma financial statements are in accordance with Accounting Standards Codification, or ASC, 805 “Business Combinations,” or ASC 805, as if each transaction had been consummated on November 1, 2015, and after giving effect to the adjustments described in the notes to the pro forma financial statements.
The pro forma financial statements do not purport to represent what our results of operations or financial position would have been if the acquisition of Roche Carolina, Inc. had occurred on the dates indicated above, nor do they purport to project our results of operations or financial position for any future period or as of any future date. The historical financial data has been adjusted to give pro forma effect to events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. The pro forma financial statements do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may be achieved.
The unaudited consolidated pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. Such assumptions and adjustments are subject to change as future events materialize, and such changes may be material.
The unaudited pro forma consolidated financial statements should be read together with:
•	The accompanying notes to the unaudited pro forma consolidated financial statements;
•
Our audited historical consolidated balance sheet as of October 31, 2016 and 2015, and the related consolidated statements of operations for each of the three years in the period ended October 31, 2016, and the related notes to the financial statements;

•	Our unaudited historical consolidated financial statements and accompanying notes as of January 31, 2017 and for the three months ended January 31, 2017 and 2016;
•
Roche Carolina, Inc.’s separate audited historical statements of financial position as of December 31, 2016 and 2015 and the related statements of comprehensive income(loss) for each of the years in the three-year period ended December 31, 2016, and the related notes to the financial statements.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited pro forma consolidated statements of operations
	Fiscal year ended October 31, 2016
	Patheon N.V.	Roche Carolina, Inc.	Pro forma adjustments		Pro forma Consolidated Patheon N.V.
(in millions of U.S. dollars, except share data)	$	$	$
Revenues	1,866.7	90.1	67.0	a.	2,023.8
Cost of goods sold	1,321.1	138.2	(13.2)	b.,c.,d.	1,446.1
Gross profit (loss)	545.6	(48.1)	80.2		577.7
Selling, general and administrative expenses	322.6	8.1	—		330.7
Research and development	2.1	—	—		2.1
Repositioning expenses	7.3	—	—		7.3
Acquisition and integration costs	16.6	—	—		16.6
Impairment charge	—	—	10.3	d.	10.3
Other operating income	(0.7)	—	—		(0.7)
Operating income (loss)	197.7	(56.2)	69.9		211.4
Interest expense, net	160.4	0.4	—		160.8
Foreign exchange loss, net	5.7	—	—		5.7
Refinancing expenses	21.6	—	—		21.6
Other income, net	(0.8)	(0.3)	—		(1.1)
Income (loss) before income taxes	10.8	(56.3)	69.9		24.4
Benefit from for income taxes	(24.0)	(19.3)	—	e.	(43.3)
Net income (loss) from continuing operations	34.8	(37.0)	69.9		67.7
Net loss from discontinued operations	(3.1)	—	—		(3.1)
Net income (loss)	31.7	(37.0)	69.9		64.6

Basic earnings (loss) per ordinary share
From continuing operations	$0.28				$0.55
From discontinued operations	$(0.03)				$(0.03)

Diluted earnings (loss) per ordinary share
From continuing operations	$0.28				$0.55
From discontinued operations	$(0.02)				$(0.02)

Weighted average number of ordinary shares outstanding (in thousands)
Basic	123,924				123,924
Diluted	124,304				124,304

	Three months ended January 31, 2017
	Patheon N.V.	Roche Carolina, Inc.	Pro forma adjustments		Pro forma Consolidated Patheon N.V.
(in millions of U.S. dollars, except share data)	$	$	$
Revenues	457.4	54.1	42.0	a.	553.5
Cost of goods sold	327.7	74.7	2.9	b.,c.,d.	405.3
Gross profit (loss)	129.7	(20.6)	39.1		148.2
Selling, general and administrative expenses	81.1	3.1	—		84.2
Research and development	0.7	—	—		0.7
Repositioning expenses	0.6	—	—		0.6
Acquisition and integration costs	3.5	—	—		3.5
Impairment charge	—	—	0.6	d.	0.6
Other operating (income) loss	3.6	0.1	—		3.7
Operating income (loss)	40.2	(23.8)	38.5		54.9
Interest expense, net	28.2	0.3	—		28.5
Foreign exchange loss, net	4.8	—	—		4.8
Other income (loss), net	0.2	(0.1)	—		0.1
Income (loss) before income taxes	7.0	(24.0)	38.5		21.5
Benefit from for income taxes	(21.3)	(4.5)	—	e.	(25.8)
Net income (loss) from continuing operations	28.3	(19.5)	38.5		47.3
Net (loss) income from discontinued operations	—	—	—		—
Net income (loss)	28.3	(19.5)	38.5		47.3

Basic earnings (loss) per ordinary share
From continuing operations	$0.19				$0.33
From discontinued operations	$—				$—

Diluted earnings (loss) per ordinary share
From continuing operations	$0.19				$0.32
From discontinued operations	$—				$—

Weighted average number of ordinary shares outstanding (in thousands)
Basic	145,129				145,129
Diluted	146,286				146,286

Unaudited pro forma consolidated balance sheet

	As of January 31, 2017
	Patheon N.V.	Roche Carolina, Inc.	Pro forma adjustments		Pro forma Consolidated Patheon N.V.
(in millions of U.S. dollars, except share data)	$	$	$		$
Assets
Current
Cash and cash equivalents	89.0	—	(10.8)	a.	78.2
Accounts receivable, net	410.3	60.7	0.6	a.	471.6
Inventories, net	407.2	56.7	—		463.9
Income taxes receivable	12.3	19.3	—		31.6
Prepaid expenses and other	30.2	0.1	—		30.3
Deferred tax assets - short-term	—	—	—		—
Current assets held for sale	—	—	—		—
Total current assets	949.0	136.8	(10.2)		1,075.6
Capital assets	1,004.2	3.9	151.7	a.	1,159.8
Intangible assets	241.2	—	—		241.2
Deferred financing costs	47.5	—	—		47.5
Deferred tax assets	59.4	—	14.4	a.	73.8
Goodwill	281.5	—	—		281.5
Investments	11.3	—	—		11.3
Other long-term assets	44.4	—	—		44.4
Total assets	2,638.5	140.7	155.9		2,935.1
Liabilities and shareholders' / members' deficit
Current
Accounts payable and accrued liabilities	354.5	26.6	(23.8)	b.	357.3
Income taxes payable	9.1	—	—		9.1
Deferred revenues - short-term	158.8	—	27.9	a.	186.7
Current portion of long-term debt	19.6	—	—		19.6
Other current liabilities	—	7.8	(1.6)	d.	6.2
Total current liabilities	542.0	34.4	2.5		578.9
Long-term debt	2,086.6	—	—		2,086.6
Deferred revenues	98.9	—	39.1	a.	138.0
Deferred tax liabilities	69.8	—	—		69.8
Other long-term liabilities	147.0	0.6	(0.4)	d.	147.2
Total liabilities	2,944.3	35.0	41.2		3,020.5
Commitments and contingencies
Shareholders' / members' deficit:
Ordinary shares (par value of €0.01 per share, 500,000,000 shares authorized, 145,133,567 shares issued as of January 31, 2017)	1.6	—	—		1.6
Additional paid in capital	595.4	—	—		595.4
Treasury Shares	(0.1)	—	—		(0.1)
Accumulated deficit	(813.8)	105.7	114.7	a.,b.c.,d.	(593.4)
Accumulated other comprehensive loss	(88.9)	—	—		(88.9)
Total shareholders' / members' deficit	(305.8)	105.7	114.7		(85.4)
Total liabilities and shareholders' / members' deficit	2,638.5	140.7	155.9		2,935.1

Note 1 - Description of the Transaction and basis of presentation

Description of the Transaction

On February 1, 2017, a subsidiary of Patheon N.V. (the Company) acquired an active pharmaceutical ingredients (API) facility located in Florence, South Carolina from Roche Holdings, Inc. (Roche), a subsidiary of Hoffman-La Roche Ltd. by purchasing the stock of Roche Carolina, Inc. (RCI) pursuant to a stock purchase agreement (SPA). Pursuant to the SPA, Roche provided certain amounts to satisfy certain accounts payable, capital expenditures and other liabilities of the facility. As part of the acquisition, the Company made an upfront payment of $1 million to acquire the stock of RCI along with approximately $9.2 million for inventory, spare parts, pre-paid expense and accounts payable and certain transaction expenses of Roche.
In addition, as part of the transaction, the Parties entered into (i) a supply agreement for the production of certain pharmaceutical intermediates by the Company and RCI for Roche which incorporated terms and governance of the overall business relationship between the parties, as well as other ancillary agreements as needed and (ii) a toll manufacturing agreement, pursuant to which the Company will assume the manufacturing of certain products produced by the facility.
The toll manufacturing agreement has a five-year initial term. During the first four years of the term, Roche is subject to a minimum yearly purchasing commitment. The Company will manufacture certain of Roche’s existing products, selling the products back to Roche at fiscal year 2016 standard cost. Annual volumes above minimum commitments will be rolled-over into the subsequent year to compensate for fluctuation, if any, in such year. Roche will pay true-up payments annually for amounts below the minimum purchase requirement, if any.

Basis of Presentation
The unaudited pro forma consolidated financial statements have been prepared based on Patheon N.V.’s and Roche Carolina, Inc.’s historical consolidated financial statements as adjusted to give effect to the acquisition of Roche Carolina, Inc. The unaudited pro forma consolidated statement of operations for the three months ended January 31, 2017 and twelve months ended October 31, 2016 give effect to the Roche Carolina, Inc. as if the acquisition occurred on November 1, 2015. The unaudited pro forma consolidated balance sheet as of January 31, 2017 gives effect to the Roche Carolina, Inc. as if the acquisition occurred on January 31, 2017.
The unaudited pro forma consolidated financial statements reflect the purchase price allocation and adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results.
Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP) have been condensed or omitted as permitted by SEC rules and regulations.
The historical financial information of Roche Carolina, Inc. was prepared under International Financial Reporting Standards, as issued by the International Accounting Standards Board (IFRS). However, there were no material IFRS to U.S. GAAP conversions for the pro forma.
These unaudited pro forma consolidated financial statements are not indicative of the results of operations that would have been achieved future financial position or operating results

Note 2 - Purchase Accounting (in millions)

On February 1, 2017, the Company acquired Roche Carolina, Inc. for approximately $10.2 million of cash. The acquisition of Roche Carolina, Inc. is accounted for as a business acquisition using the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB)

Accounting Standards Codification (ASC) Topic 805, Business Combinations, whereby the assets acquired were recognized based on their estimated fair values on the acquisition date. Fair value measurements have been applied based on assumptions that market participants would use in the pricing of the asset.
The unaudited pro forma consolidated financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Roche Carolina, Inc. The fair values of assets acquired included in the accompanying unaudited pro forma consolidated financial statements are based on a valuation of their fair value and may change throughout the measurement period. The purchase price is calculated as follows:

Cash payments	$10.8
Accounts Receivable	(0.6)
Total consideration	$10.2
The table below presents a summary of the net assets acquired based upon a preliminary estimate of their respective fair values:
PP&E (at fair value)	$155.6
Inventory	9.4
Current Assets	0.1
Deferred Tax Assets	14.4
Current Liabilities	(1.8)
Deferred Revenue	(67.0)
Net identifiable assets acquired	110.7
Bargain Purchase	$(100.5)
During the first half of 2016, in an effort to minimize job reductions, the Roche Group actively looked into Divestment opportunities for Roche Carolina, Inc.  In May of 2016, negotiations with a potential buyer fell through, indicating to employees that the Company would operate under the intentions to close the plant by 2019.  These qualitative factors combined with the cost to close the facility contribute to the bargain purchase gain noted above.
Note 3 - Notes to the unaudited pro forma consolidated financial information (in millions)
The information included in the Patheon N.V. column reflects our historical statement of operations prepared under U.S. GAAP and denominated in U.S. dollars, for the year ended October 31, 2016 and the three months ended January 31, 2017. The information included in the Roche Carolina, Inc. column reflects its historical statements of operations prepared under U.S. GAAP and denominated in U.S. dollars for the fiscal year ended December 31, 2016 and for the three months ended December 31, 2016 for comparison to our three months ended January 31, 2017.
1. Pro forma adjustments to the unaudited consolidated statement of operations
The following adjustments were made to our consolidated fiscal 2016 and three months ended January 31, 2017 statements of operations, which were prepared under U.S. GAAP and denominated in U.S. dollars:

a.
Represents an adjustment of $67.0 million during the twelve months ended October 31, 2016 and $42.0 million for three months ended January 31, 2017 to revenues to recognize the deferred revenue on the unfavorable product supply contract once the product has been manufactured and transferred to reflect the fair market value of the contract margin. The deferred revenue will be amortized over the life of the contract.

b.
Represents a $22.3 million increase during the twelve months ended October 31, 2016 and $5.6 million increase for three months ended January 31, 2017, in costs of goods sold resulting from a net increase in depreciation expense. This is related to the fair value adjustments to the acquired property and equipment of Roche Carolina, Inc. resulting from the increase in carrying value of the property, plant and equipment due to the fair value adjustments recorded in purchase accounting.

c.
Represents a $25.2 million elimination during the twelve months ended October 31, 2016 and $2.1 million elimination for three months ended January 31, 2017 of restructuring expenses related to the sale of Roche Carolina, Inc. to the Company, which included severance payments and retention bonus for all current employees including those given a 60-day termination notice in November 2016. This amount is related to the business combination transaction.

d.
Represents a reclassification of $10.3 million during the twelve months ended October 31, 2016 and $0.6 million for three months ended January 31, 2017 from costs of goods sold to impairment expense for impairment of property, plant and equipment.

e.
There is no tax impact to the income statement as the amounts roll up into the Netherlands tax jurisdiction, which has a 25% statutory rate, but it also has losses covering the gain. As such, the gain is not subject to immediate taxation under Netherland tax laws.

2. Pro forma adjustments to the unaudited consolidated balance sheet
a.	Represents the purchase price allocation adjustment.
b.
Represents a $23.8 million elimination of restructuring provision related to the sale of Roche Carolina, Inc. to the Company, which included severance payments and retention bonus for all current employees including those given a 60-day termination notice in November 2016. This amount is related to the business combination transaction.

c.	Represents a $1.6 million elimination of current liabilities and $0.5 million in non-current liabilities related to equity compensation recharge liability for related parties.
d.
Represents bargain purchase gain, net of deferred tax, calculated as if the net assets were acquired on January 31, 2017. This bargain purchase gain is not reflected in the unaudited pro forma consolidated statements of operations because it is a nonrecurring item that is directly related to the transaction.